Exhibit 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated June 28, 2007 in the Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-119534 CIK #1302854) and related Prospectus of Claymore Securities Defined Portfolios, Series 197.

                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP


Chicago, Illinois
June 28, 2007